UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2016 (November 5, 2016)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 5, 2016 Windstream Holdings, Inc. (“Windstream”), EarthLink Holdings Corp., a Delaware corporation (“EarthLink”), Europa Merger Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Windstream (“Merger Sub 1”), and Europa Merger Sub, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of Windstream (“Merger Sub 2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, (i) Merger Sub 1 will be merged with and into EarthLink (the “Merger”) with EarthLink continuing as the surviving corporation (the “Surviving Corporation”) and (ii) immediately following the Merger, the Surviving Corporation will be merged with and into Merger Sub 2 (the “Subsequent Merger” and, together with the Merger, the “Combination”), with Merger Sub 2 continuing as the surviving company and an indirect, wholly-owned subsidiary of Windstream (the “Surviving Company”), in each case subject to the terms and conditions of the Merger Agreement.

Under the terms of the Merger Agreement, stockholders of EarthLink will receive 0.818 shares (the “Exchange Ratio”) of common stock of Windstream (“Windstream Common Stock”) for each share of common stock of EarthLink upon the closing of the Merger (the “Merger Consideration”).  No fractional shares of Windstream Common Stock will be issued in the Merger, and EarthLink stockholders will receive cash in lieu of any fractional shares. The transaction is valued at approximately $1.1 billion, including the assumption or satisfaction of EarthLink debt. The Combination is intended to be treated as a single integrated transaction that qualifies as a tax-free reorganization for U.S. federal income tax purposes. Upon the closing of the Combination, Windstream stockholders will own approximately fifty-one percent (51%) and EarthLink stockholders will own approximately forty-nine percent (49%) of the combined company.

The Merger Agreement provides that, upon the closing of the Merger, each option to purchase EarthLink common stock will be cancelled and converted into the right to receive a number of shares of Windstream Common Stock equal to (i) the product of the number of shares of EarthLink common stock underlying such option and the Exchange Ratio, less (ii) a number of shares of Windstream Common Stock equal to the product of (A) the number of shares of EarthLink common stock subject to such EarthLink option with a fair market value (determined based on the closing price of EarthLink common stock on the business day immediately preceding the closing date of the Combination) equal to the sum of (x) the aggregate exercise price of such EarthLink option plus (y) any withholding on such option and (B) the Exchange Ratio. Additionally, each outstanding EarthLink restricted stock unit will be assumed by Windstream and converted into a restricted stock unit with respect to a number of shares of Windstream Common Stock determined by multiplying the number of shares of EarthLink common stock subject to such EarthLink restricted stock unit by the Exchange Ratio. Any resulting fractional shares of Windstream Common Stock otherwise payable to former holders of options to purchase EarthLink common stock and EarthLink restricted stock units after giving effect to the conversions summarized in this paragraph will be treated in the same manner as fractional shares of Windstream Common Stock payable as Merger Consideration.

The Merger Agreement contains representations and warranties customary for transactions of this type.  Each of Windstream and EarthLink have agreed to various customary covenants and agreements, including, among others, (1) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Combination, (2) not to engage in certain kinds of transactions during this interim period, (3) to convene and hold a meeting of their respective stockholders, in the case of EarthLink to consider and vote upon the Merger, and in the case of Windstream to vote on an amendment to its certificate of incorporation to increase the number of shares of common stock authorized for issuance (the “Charter Amendment”) and to authorize the issuance of the Windstream Common Stock (the “Stock Issuance”) in the Merger, and (4) not to (A) solicit, initiate, or knowingly facilitate or encourage any alternative proposal to acquire Windstream or EarthLink, or (B) subject to certain exceptions, provide any non-public information in connection with any such proposal, or engage in any discussions or negotiations regarding or any such proposal.

The Merger Agreement has been unanimously approved by the Board of Directors of each of Windstream and EarthLink.

The closing of the Combination is subject to (i) the approval and adoption of the Merger Agreement by the stockholders of EarthLink and (ii) the approval by the stockholders of Windstream of the Charter Amendment and the Stock Issuance in the Merger. The Combination is also subject to certain other customary closing conditions, including among other things:

•	the absence of any applicable law, legal restraint or order by any governmental entity that prevents, makes illegal or prohibits the completion of the Combination;

•
the effectiveness of a registration statement on Form S-4 to be filed by Windstream with the U.S. Securities and Exchange Commission (the “SEC”) covering the shares of Windstream Common Stock to be issued in the Merger, and the absence of any stop order or proceedings to effect a stop order with respect thereto;

•	the approval of the listing on the NASDAQ of the shares of Windstream Common Stock to be issued in the Merger;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	receipt of the authorizations required to be obtained from the Federal Communications Commission and from certain state public service or public utility commissions; and

•	the receipt of tax opinions confirming that the Combination will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

For each of Windstream and EarthLink, the obligation to complete the Combination is also subject to the accuracy of the representations and warranties of, and compliance with covenants by, the other party, in accordance with the materiality standards set forth in the Merger Agreement, and the absence of any circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the other party. There is no financing condition with respect to Windstream’s obligation to consummate the Combination.

Subject to the satisfaction of the closing conditions, the parties anticipate completing the transaction in the first half of 2017.

The Merger Agreement also contains certain termination provisions for each of Windstream and EarthLink and provides that, in connection with the termination of the Merger Agreement under specified circumstances, a party may be required to pay to the other party a termination fee of $35,000,000. Additionally, if Windstream fails to close the Combination when required to do so under the Merger Agreement or breaches its covenant to keep sufficient funds available to consummate the transactions contemplated by the Merger Agreement, Windstream would be required to pay a termination fee of $70,000,000 to EarthLink upon termination of the Merger Agreement by EarthLink; provided that EarthLink may elect in its notice of termination to waive its right to receive the $70,000,000 fee in order to bring a claim for damages under the Merger Agreement. Either Windstream or EarthLink may terminate the Merger Agreement if the Combination is not consummated on or before November 5, 2017, subject to extension in certain circumstances set forth therein.

In the event that Windstream or EarthLink terminates the Merger Agreement because stockholder approval is not obtained at either party’s stockholder meeting, the party whose stockholder approval has not been obtained must pay the other party its fees and expenses incurred in connection with the Merger Agreement up to $10 million.
The parties have agreed that each of Windstream and EarthLink will continue to pay their respective quarterly dividends in accordance with past practice until the closing of the Combination; provided, that Windstream and EarthLink will coordinate to designate the business day immediately prior to closing of the Combination as the record and payment dates for a pro-rata portion of their respective quarterly dividends declared in the calendar quarter in which closing is to occur. After the closing of the Combination, all Windstream stockholders (including former EarthLink stockholders and former holders of options to purchase EarthLink common stock who receive Windstream Common Stock pursuant to the Merger) will be entitled to receive Windstream’s regular quarterly dividend, pro-rated for the number of days from the closing through such subsequent record date.

Windstream has agreed to increase the size of its board of directors and to appoint to the board, at the effective time of the Merger, three members of EarthLink’s board of directors, to be selected by EarthLink and reasonably acceptable to Windstream based on Windstream’s normal corporate governance process for evaluating candidates for its board of directors. Such EarthLink directors will serve until the next annual meeting of Windstream stockholders, and Windstream has agreed to nominate such EarthLink directors, and to solicit proxies in favor of their election, to the Windstream board of directors at the first annual meeting immediately following the closing of the Combination.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Windstream or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Windstream or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Windstream.

The information included in Item 3.03 below and the Amendment No. 1 to 382 Rights Agreement, filed as Exhibit 4.1 to this Current Report on Form 8-K, is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
Concurrently with the execution of the Merger Agreement, Windstream effected an amendment, dated November 5, 2016 (the “Amendment”), to its 382 Rights Agreement, dated September 17, 2015 (the “Rights Agreement”), by and between Windstream and Computershare Trust Company, N.A. (as Rights Agent thereunder), pursuant to which the Rights Agreement was amended to provide that, among other things, (i) neither EarthLink nor its controlled affiliates will be deemed an “Acquiring Person” thereunder, (ii) no holder of EarthLink common stock, stock options or restricted stock units will be deemed a “Beneficial Owner” thereunder prior to the consummation of the Combination, and (iii) neither a “Distribution Date” nor a “Stock Acquisition Date” thereunder will be deemed to have occurred in connection with the Combination, in each case, solely as a result of the execution, delivery or performance of the Merger Agreement or the consummation of the Combination and the other transactions contemplated thereby. The Amendment also provides that any person who becomes a holder of 4.9% or more of Windstream Common Stock solely as a result of the Combination will be deemed an existing holder (not triggering the rights under the Rights Agreement), unless and until such person acquires any additional shares of Windstream Common Stock. The Amendment will terminate automatically and will have no force or effect upon a termination of the Merger Agreement.
A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment.

Cautionary Statement Regarding Forward-Looking Statements
Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.
Forward-looking statements include, but are not limited to, statements about the benefits of the proposed Combination with EarthLink, including future financial and operating results, future revenue, projected synergies in operating and capital expenditures, the expected availability of net operating loss carryforwards to reduce future cash tax expenses, net leverage, adjusted OIBDA/OIBDAR, and adjusted free cash flow; Windstream and EarthLink’s expected dividend policy between the announcement of the transaction and proposed completion of the Combination, and the dividend policy for the proposed combined company after the Combination; the expected timing of completion of the transaction that is contingent upon stockholder approval of both companies and certain regulatory approvals, along with plans, objectives, expectations and intentions and other statements that are not historical facts. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes is reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.
Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to the ability to obtain the requisite Windstream and EarthLink stockholder approvals required to complete the Combination; the ability to satisfy the conditions to consummation of the Combination, including obtaining governmental and regulatory approvals required for the Combination; the risk that required governmental and regulatory approvals may delay the Combination or result in the imposition of conditions that could cause the parties to abandon the Combination or materially impact the financial benefits of the proposed Combination; timing to consummate the proposed Combination; the risk that the businesses will not be integrated successfully; the risk that the cost savings and anticipated synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; the anticipated future cash requirements of the proposed combined company; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; dividend policy changes for the combined company; general worldwide economic conditions and related uncertainties; and the effect of any changes in governmental regulations. Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed Combination between Windstream and EarthLink, Windstream will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Windstream and EarthLink that also constitutes a prospectus of Windstream.  Windstream and EarthLink will mail the joint proxy statement/prospectus to their respective stockholders.  Windstream and EarthLink urge investors and stockholders to read the joint proxy statement/prospectus regarding the proposed Combination when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Windstream’s website (www.windstream.com/investors). You may also obtain these documents, free of charge, from EarthLink’s website (www.earthlink.com) under the tab “Investor Relations.”

Participants in the Merger Solicitation
Windstream, EarthLink and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Windstream and EarthLink stockholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the companies’ stockholders in connection with the proposed Combination will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Windstream’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2016. You can find information about EarthLink’s executive officers and directors in its definitive proxy statement filed with the SEC on March 15, 2016. Additional information about Windstream’s executive officers and directors and EarthLink’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from the companies using the website information above.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
The following exhibits are filed with this report:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 5, 2016, by and among Windstream Holdings, Inc., EarthLink Holdings Corp., Europa Merger Sub, Inc. and Europa Merger Sub, LLC
4.1	Amendment No. 1 to 382 Rights Agreement, dated as of November 5, 2016, by and between Windstream Holdings, Inc. and Computershare Trust Company, N.A.

*Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Windstream agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Kristi Moody
Name:	Kristi Moody
Title:	Senior Vice President and Corporate Secretary

Dated: November 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 5, 2016, by and among Windstream Holdings, Inc., EarthLink Holdings Corp., Europa Merger Sub, Inc. and Europa Merger Sub, LLC
4.1	Amendment No. 1 to 382 Rights Agreement, dated as of November 5, 2016, by and between Windstream Holdings, Inc. and Computershare Trust Company, N.A.

*Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Windstream agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.